                                                                                                   Exhibit 21.1

                                              SUBSIDIARY LIST(1)
                                       Ball Corporation and Subsidiaries

The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation).

                                                                             State or
                                                                            Country of
                                                                          Incorporation            Percentage
Name                                                                     or Organization          Ownership(2)
----                                                                     ---------------          -------------
Ball Capital Corp.                                                           Colorado                  100%
Ball Packaging Corp.                                                         Colorado                  100%
   Ball Asia Services Limited                                                Delaware                  100%
   Ball Plastic Container Corp.                                              Colorado                  100%
   Ball Metal Food Container Corp.                                           Delaware                  100%
   Ball Metal Beverage Container Corp.                                       Colorado                  100%
      Latas de Aluminio Ball, Inc.                                           Delaware                  100%
   Ball Metal Packaging Sales Corp.                                          Colorado                  100%
Ball Aerospace & Technologies Corp.                                          Delaware                  100%
   Sirba Solutions, Inc.                                                     Delaware                  100%
   Ball Aerospace - (Australia), Pty Ltd.                                   Australia                  100%
      Ball Advanced Imaging & Management
         Solutions PTY LTD                                                  Australia                  100%
         Ball AIMS (Malaysia) SDN BHD                                       Malaysia                   100%
   Ball Systems Technology Limited                                        United Kingdom               100%
   Ball Technology Services Corporation                                     California                 100%
Ball North America, Inc.                                                      Canada                   100%
   Ball Packaging Products Canada Corp.                                       Canada                   100%
Ball Asia Pacific Holdings Limited
   (formerly FTB Packaging Limited)                                         Hong Kong                   97%
   Beijing FTB Packaging Limited                                               PRC                      92%
   FTB Tooling & Engineering Ltd.                                           Hong Kong                   97%
   Fully Tech Industrial Ltd.                                               Hong Kong                   98%
   Greater China Trading Ltd.                                             Cayman Islands                97%
   FTB Zhuhai Ends Manufacturing Co. Ltd.                                      PRC                      97%
   Hubei FTB Packaging Limited                                                 PRC                      89%
   Ningbo FTB Can Company Limited                                              PRC                      73%
   Zhuhai FTB Packaging Limited                                                PRC                      73%
   Xi'an Kunlun FTB Packaging Limited                                          PRC                      58%
   Ball Asia Pacific Limited (formerly
      M.C. Packaging (Hong Kong) Limited)                                   Hong Kong                   97%
      MCP Beverage Packaging Limited                                        Hong Kong                   97%
      MCP Industries Limited                                                Hong Kong                   97%
      Plasco Limited                                                        Hong Kong                   68%
      Hainan M.C. Packaging Limited                                            PRC                      87%
      Panyu MCP Industries Limited                                             PRC                      87%
      Shenzhen M.C. Packaging Limited                                          PRC                      58%
      Tianjin M.C. Packaging Limited                                           PRC                     100%
      Hemei Containers (Tianjin) Co. Ltd.                                      PRC                      66%
      Tianjin MCP Cap Manufacture Company Limited                              PRC                     100%
      Tianjin MCP Industries Limited                                           PRC                     100%
      Zhongfu (Taicang) Plastics Products Co. Ltd.                             PRC                      68%
GPT Global Packaging Technology AB                                            Sweden                   100%

The following is a list of affiliates of Ball Corporation included in the financial statements under the equity or cost accounting methods:

                                                                             State or
                                                                            Country of
                                                                          Incorporation            Percentage
Name                                                                     or Organization          Ownership(2)
----                                                                     ---------------          -------------
Ball Western Can Company, LLC                                                Delaware                   50%
Space Operations International LLC                                           Maryland                   55%
Vexcel Corporation                                                           Colorado                   50%
EarthWatch Incorporated                                                      Delaware                    7%
Lam Soon-Ball Yamamura                                                        Taiwan                     8%
Latapack-Ball Embalagens Ltda.                                                Brazil                    50%
Centrotampa Embalagens Ltda.                                                  Brazil                    50%
Thai Beverage Can Ltd.                                                       Thailand                   40%

The following are owned indirectly through Ball Asia
   Pacific Holdings Limited and Ball Asia Pacific Limited:

Suzhou M.C. Beverage Packaging Co. Ltd.                                        PRC                      50%
Sanshui Jianlibao FTB Packaging Limited                                        PRC                      34%
Guangzhou M.C. Packaging Limited                                               PRC                      29%
Qingdao M.C. Packaging Limited                                                 PRC                      39%
Richmond Systempak Limited                                                  Hong Kong                   32%
Hangzhou Cofco-M.C. Packaging Company Limited                                  PRC                      24%

(1)  In accordance with Regulation S-K, Item 601(b)(21)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).
(2)  Represents the Registrant's direct and/or indirect ownership in each of the subsidiaries' voting capital share.